Exhibit 10.39

EP ENERGY CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Notice of Stock Option Grant

You (the “Optionee”) have been granted the following option to purchase Class A Common Stock of EP Energy Corporation (the “Company”), par value $0.01 per share (“Share”), pursuant to the EP Energy Corporation 2014 Omnibus Incentive Plan (the “Plan”):

Name of Optionee:
Total Number of Shares Subject to Option:
Type of Option:	Nonqualified Stock Option
Option Price Per Share:	$
Effective Date of Grant:
Vesting Schedule:	Subject to the terms of the Plan and the Stock Option Agreement attached hereto, the option shall vest and become exercisable as follows: [insert vesting schedule]
Expiration Date:	[10th Anniversary of Effective Date of Grant] The option is subject to earlier expiration, as provided in Section 3(b) of the attached Stock Option Agreement.

By your electronic acceptance/signature, you agree and acknowledge that this option award is granted under and governed by the terms and conditions of the Plan and the attached Stock Option Agreement, which are incorporated herein by reference.

EP Energy Corporation

By:

Title:

EP ENERGY CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Stock Option Agreement

SECTION 1.                         GRANT OF OPTION.

(a)                                 Option.  On the terms and conditions set forth in the Notice of Stock Option Grant and this Stock Option Agreement (the “Agreement”), the Company grants to the Optionee on the Effective Date of Grant the option (the “Option”) to purchase at the Option Price the number of Shares set forth in the Notice of Stock Option Grant.

(b)                                 Plan and Defined Terms.  The Option is granted pursuant to the Plan.  All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  All capitalized terms that are used in the Notice of Stock Option Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 2.                         RIGHT TO EXERCISE.

Subject to Section 3 below, the Option shall vest and become exercisable in such amounts and at such times as are set forth in the Notice of Stock Option Grant.  The Option, or any exercisable portion thereof, may be exercised by providing written notice to the Plan Administrator (or any third party administrator designated by the Plan Administrator) specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Option Price.  Payment of the Option Price (in US dollars) shall be by any of the following, or a combination of the following, at the election of the Optionee:  (a) cash or check; or (b) by broker-assisted cashless exercise.  The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

SECTION 3.                         TERM AND EXPIRATION.

(a)                                 Basic Term.  Subject to earlier termination pursuant to the terms hereof, the Option shall expire on the expiration date set forth in the Notice of Stock Option Grant.

(b)                                 Expiration of Exercise Period.  If the Optionee’s employment is terminated, the Option shall expire on the earliest of the following occasions:

(i)                                    The expiration date set forth in the Notice of Stock Option Grant;

(ii)                                The date three months following the termination of the Optionee’s employment for any reason other than Cause, death, or Disability;

(iii)                            The date one year following the termination of the Optionee’s employment due to death or Disability; or

(iv)                             The date of termination of the Optionee’s employment for Cause.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but subject to Section 3(c) below, only to the extent that the Option had become vested before the Optionee’s employment terminated.

(c)                                  Termination of Employment.  Except as set forth in the Plan or otherwise provided below, when the Optionee’s employment terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested.

(i)                                    Involuntary Termination without Cause; Termination due to Disability.  Notwithstanding Section 3(c) above, if the Optionee’s employment is involuntarily terminated by the Company without Cause or in the event of the Optionee’s termination due to Disability (as defined below), a pro-rata portion of the unvested Option, if any, shall vest on the date of the Optionee’s termination of employment and shall remain exercisable until the expiration dates determined pursuant to Section 3(b) above.   The pro-ration will be computed under the following formula:  [to be added based on vesting schedule]

(ii)                                Definition of Disability.  The term “Disability” shall mean the Optionee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.

(iii)                            Termination due to Death.  Notwithstanding Section 3(c) above, if the Optionee’s employment is terminated due to death, the Option shall become 100% vested as of such date and shall remain exercisable until the expiration date determined pursuant to Section 3(b) above.  In such event, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance.

SECTION 4.                         NONTRANSFERABILITY OF OPTION.

Subject to Section 3(c)(iii) above, the Option shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.

SECTION 5.                         MISCELLANEOUS PROVISIONS.

(a)                                 Tax Withholding.  Pursuant to Section 17.8 of the Plan, the Plan Administrator shall have the power and right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Optionee’s FICA obligations) required by law to be withheld with respect to this Option.  Unless the Plan Administrator in its sole discretion determines otherwise, the withholding requirement shall be satisfied by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction.

(b)                                 Rights as a Stockholder.  Neither the Optionee nor any person claiming under or through the Optionee shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates (which may be in book-entry form) have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to the Optionee.

(c)                                  Ratification of Actions.  By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Stock Option Grant by the Company or the Plan Administrator.

(d)                                 Choice of Law.  This Agreement and the Notice of Stock Option Grant shall be governed by, and construed in accordance with, the laws of Texas, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Agreement or Notice of Stock Option Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.

(e)                                  Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(f)                                   References to Plan.  All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

(g)                                 Section 409A Compliance.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Notice of Stock Option Grant or this Agreement, if at any time the Plan Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Plan Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Notice of Stock Option Grant or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.